UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 16, 2024

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10865 Road to the Cure, Suite 150, San Diego, California (Address of principal executive offices)	92121 (Zip Code)

(858) 727-1755

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Commercialization and Distribution Binding Term Sheet

On September 16, 2024, Capricor Therapeutics, Inc. (the “Company” or “Capricor”) entered into a Binding Term Sheet (the “Term Sheet”) with Nippon Shinyaku, Co., Ltd., a Japanese corporation, (“Nippon Shinyaku”) for the commercialization and distribution of deramiocel, the Company’s lead product candidate, for the treatment of Duchenne muscular dystrophy in the European region, as defined in the Term Sheet.

Subject to finalization of a Definitive Agreement, under the terms of the Term Sheet, Capricor will be responsible for the development and manufacturing of deramiocel for potential approval in the European region. Nippon Shinyaku will be responsible for the sales and distribution of deramiocel in the European region. Capricor will sell commercial product to Nippon Shinyaku and, in addition, will receive a double-digit share of product revenue and additional development and sales-based milestone payments.

In addition, Nippon Shinyaku has agreed to invest $15.0 million for the purchase of common stock of the Company at a 20% premium based on the 60-day volume-weighted average price (“VWAP”) of the Company’s common stock through closing of market trading on September 16, 2024. Capricor will also receive an upfront payment of $20.0 million upon execution of the Definitive Agreement, with potential additional development and sales-based milestone payments of up to $715.0 million.

The Company expects to file the Term Sheet as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2024 and intends to seek confidential treatment for certain terms and provisions of the Term Sheet. The foregoing description is a summary of the material terms of the Term Sheet, does not purport to be complete, and is qualified in its entirety by reference to the text of the Term Sheet when filed.

Private Placement

On September 16, 2024, the Company entered into Subscription Agreement (the “Subscription Agreement”) with Nippon Shinyaku  pursuant to which on September 16, 2024, the Company issued and sold to Nippon Shinyaku in a private placement (the “Private Placement”), an aggregate of 2,798,507 shares (the “Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”), at a price per Share of $5.36, which was issued at a 20% premium to the 60-day VWAP, for an aggregate purchase price of approximately $15.0 million. The Subscription Agreement also includes lock-up provisions restricting Nippon Shinyaku from selling or otherwise disposing of shares of Common Stock until the six month anniversary of the Closing Date.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement with Nippon Shinyaku on September 16, 2024 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is obligated (i) to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares, and (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, in each case subject to certain deadlines.

The foregoing descriptions of the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Subscription Agreement and the Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Subscription Agreements and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Subscription Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

In connection with the Private Placement, and as part of the Subscription Agreement, the Company and Nippon Shinyaku further agreed to amend Section 2(e) of the Common Stock Purchase Warrant issued by the Company to Nippon Shinyaku on September 29, 2023.  In that amendment, Nippon Shinyaku agreed that it shall not be permitted to exercise its right to purchase shares under the Common Stock Purchase Warrant to the extent that such exercise would cause Nippon Shinyaku to own more than 19.99 percent of the Company’s shares outstanding immediately after giving effect to such exercise.

Item 3.02Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on September 16, 2024, the Company sold the Shares to an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. Nippon Shinyaku represented to the Company that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01. Regulation FD Disclosure.

On September 17, 2024, the Company issued a press release announcing the Term Sheet and the Private Placement. A copy of the press release has been furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

10.1	Subscription Agreement.

10.2	Registration Rights Agreement.

10.3	Letter of Intent.

99.1

Press Release, titled “Capricor Therapeutics Signs Binding Term Sheet with Nippon Shinyaku for European Expansion and Commercialization of Deramiocel for the Treatment of Duchenne Muscular Dystrophy”, dated September 17, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: September 17, 2024	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

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